UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

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FORM 8-K

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CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 10, 2026 (July 10. 2026)

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Empery Digital Inc.

(Exact Name of Registrant as Specified in its Charter)

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Delaware	001-40867	84-4882689
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

2512 W Pecan St, Unit 230

Pflugerville, TX 78660

(Address of principal executive offices and zip code)

(512) 400-4271

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.00001 per share	EMPD	NASDAQ

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01.	Other Events.

Since May 7, 2026, Empery Digital Inc. (the “Company”) has sold 1,400 BTC for an average price of $62,200 per BTC, generating approximately $87.1 million of gross proceeds. These proceeds were used to (i) repay $10 million of the Company’s outstanding debt on July 7, 2026, (ii) generate cash to fund the previously announced Property Acquisition once the Purchase and Sale Agreement is consummated, and (iii) generate cash that will be used to pay for elevated legal expenses associated with the ongoing defense of the stockholder litigation as outlined in our quarterly report on Form 10-Q for the quarter ending March 31, 2026, as well as ongoing operations. As of July 10, 2026, the Company held 1,514 BTC and approximately $73.9 million of cash in its treasury and has $45 million outstanding on its debt facility.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Empery Digital Inc.

By:	/s/ Greg Endo
Name:	Greg Endo
Title:	Chief Financial Officer

Date: July 10, 2026

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